SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           -------------

                             FORM 8-K/A


                    AMENDMENT TO PRIOR REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  December 31, 1996


                     Datastream Systems, Inc.
      (Exact name of registrant as specified in its charter)



        Delaware                       0-25590                       57-0813674
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



50 Datastream Plaza, Greenville, S.C.                                29605
(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code:  (864) 422-5001



                                 Not Applicable
   (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements of Business Acquired.

      On December 31, 1996, Datastream Systems, Inc. (the "Company") consummated the acquisition of all of the capital stock and equity interests of SQL Group, B.V., a corporation organized and existing under the laws of The Netherlands ("SQL"). The Company subsequently filed a Form 8-K reporting the acquisition. Pursuant to Instruction (4) to Item 7 of Form 8-K, the Registrant omitted certain required financial statements. The following financial statements are now being filed:


SQL Systems Group, B.V.
ANNUAL REPORT                                                           page

Director's report                                                          4

Financial statements:

Consolidated balance sheet as of December 31, 1996                         5
Consolidated statement of earnings for the year ended
  December 31, 1996 and 1995                                               6
Notes to the consolidated balance sheet and statement
  of earnings                                                           7-17
Parent company balance sheet as of December 31, 1996                      18
Parent company statement of earnings for 1996                             19
Notes to the parent company balance sheet                              20-21


Additional information:

Allocation of result                                                      22
Auditors' report                                                          23
United States Generally Accepted Accounting Principles
     (US GAAP) reconciliation                                          24-26

                              SQL GROUP B.V.



                            ANNUAL REPORT 1996

SQL Group B.V.

DIRECTOR'S REPORT


The directors herewith present their results for 1996, noting that 1996 was a year of substantive (25%) growth in revenue. The push for growth impacted the profitability of the Group. While the loss for the year was significant it must be pointed out that the loss was amplified as a result of writing off certain one time charges associated with restructuring the business. Additionally, a change in accounting policy resulted in the write-off of all software development and production costs in 1995 and 1996.

On 31 December 1996 the entire share capital of SQL Systems B.V. was acquired by Datastream Systems, Inc. Joining the two companies resulted in broader product offerings and geographic coverage.

Datastream products are marketed to clients desiring entry level to middle tier client server based computerized maintenance management software (CMMS) products. With the addition of SQL System's R5 CAMMS high end system, Datastream is now able to offer a broader spectrum of CMMS products.

The acquisition expands the geographical coverage of the combined entity. Until now, Datastream sales have been largely concentrated within the United States with only 13% of total revenues arising from international sales. SQL revenues have traditionally been derived from the European market. Datastream plans to eventually market the Datastream products throughout Europe and has already started distributing its products in the UK though SQL Systems(UK) Ltd. Further Datastream product introductions are planned for the second quarter of 1997 in France, Germany and Spain. Similarly, Datastream intends to market SQL products heavily into its large installed base of customers in the United States.

The first quarter of 1997 also saw a significant reduction in operating costs (salary expense, leases, travel expenditures, etc.) which should help the group attain profitability in 1997.

The directors believe that SQL Group is now properly positioned to increase its market share and sales revenue in 1997.

L. Blackwell
CEO Datastream Systems, Inc.
and subsidiaries

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996
(before allocation of result)

                                          1996                     1995
                                           NLG                      NLG

FIXED ASSETS Intangible fixed assets:
Goodwill                          1,296,250                   44,163
Software licenses                    98,244                   80,087
Costs of incorporation                    0                    7,566
                                             1,394,494                  131,816
Tangible fixed assets:
Other operating fixed assets                 1,323,077                1,038,224

CURRENT ASSETS
Receivables:
Trade debtors                     8,036,179                9,189,859
Other receivables and
  prepayments                     3,442,969                3,701,946
                                            11,479,148               12,891,805
Cash                                           996,703                1,784,589
                                            15,193,422               15,846,434
                                            ==========               ==========

GROUP (DEFICIT) EQUITY                      (8,365,544)               1,867,990

LONG-TERM LIABILITIES
(SUBORDINATED)
Loans                                        5,715,805                3,691,789

SUM OF EQUITY AND
SUBORDINATED LIABILITIES                    (2,649,739)               5,559,779

LONG-TERM LIABILITIES
(UNSUBORDINATED)
Loans                                          105,000                1,053,750

CURRENT LIABILITIES
Due to banks                        182,482                  107,817
Loans (current portion)           1,752,225                  388,500
Trade creditors                   6,277,774                2,924,377
Taxes and social security
  charges                         2,941,081                1,724,609
Other creditors and accrued
  liabilities                     6,584,599                4,087,602
                                            17,738,161                9,232,905
                                            15,193,422               15,846,434
                                            ==========               ==========

CONSOLIDATED STATEMENT OF EARNINGS FOR 1996 FOR THE YEAR ENDED DECEMBER 31, 1996 AND 1995

                                     1996                     1995
                                      NLG                      NLG

Net sales                                   29,219,606               24,074,431
Cost of sales                                5,151,444                1,477,346
GROSS MARGIN                                24,068,162               22,597,085

Wages and salaries               15,511,935               10,112,903
Social security charges           2,341,250                1,284,700
Selling expenses                  2,869,689                1,053,085
General and administrative
  expenses                       17,386,767               10,556,695
Amortization/depreciation
  of intangible/tangible
  fixed assets                    1,290,095                  729,337
                                            39,399,736               23,736,720
OPERATING RESULT                           (15,331,574)              (1,139,635)

Interest income and
  similar income                     29,080                   61,249
Interest expense and
  similar charges                  (581,862)                (483,544)
                                              (552,782)                (422,295)
RESULT ON ORDINARY
ACTIVITIES BEFORE
TAXATION                                   (15,884,356)              (1,561,930)
Corporate income tax                           184,490                  231,297
RESULT ON ORDINARY ACTI-
VITIES AFTER TAXATION                      (16,068,846)              (1,793,227)
                                            ==========               ===========

NOTES TO THE CONSOLIDATED BALANCE SHEET AND STATEMENT OF EARNINGS



ACTIVITIES

The corporation is engaged in the development, sale and maintenance of computer software.


GENERAL

Major events in 1996:

SQL Systems B.V. established a French company, Sirlog S.A.; this company acquired certain assets, liabilities and business activities from Sinorg S.A. at Issy-les Moulineaux, France;
SQL Systems B.V. acquired an additional 25% interest in SQL Systems
   Participaties B.V. and accordingly holds a 100% interest at year end; SQL Systems B.V. established a 100% owned Brazilian subsidiary, SQL
   Systems Ltda;
SQL Rapier France S.A. went into liquidation;
The liquidation of SQL Rapier Italia S.r.l. and SQL Rapier North
   America Inc. was completed. These companies no longer exist at year end; at the end of 1996 all shares of SQL Group B.V. were sold to Datastream Systems Inc., at Greenville, South Carolina, USA.


CONTINUITY OF THE GROUP

In December 1996 SQL Group B.V. was acquired by Datastream Systems, Inc. for US$34 million in cash and stock plus the assumption of liabilities. As part of the acquisition, Datastream Systems, Inc. implemented a restructuring plan that included revenue-enhancing plans, cost-cutting measures and the pay-off of substantial portions of SQL Group B.V.'s debt. As of the report date, approximately NLG 5,520,000 of SQL Group B.V.'s long-term debt has been paid off by Datastream Systems, Inc. In addition, Datastream Systems, Inc. has been financing the continuing operations of SQL Group B.V. and plans to continue financing SQL Group B.V. until the benefits of the restructuring plan are realized. Current revenue and expense rates indicate the SQL Group B.V. will reach profitability in the the second quarter of 1997. Through the restructuring plan and through providing the needed financing, Datastream Systems, Inc. deems that SQL Group B.V. is a going concern.

ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared under the historical cost convention. Exchange differences resulting from the translation of financial statements of foreign subsidiaries are directly included in stockholders' equity. The exchange differences relating to foreign exchange transactions are accounted for in the statement of earnings.


CHANGE OF ACCOUNTING POLICY

In 1996 it was decided to expense all software development and production costs, because it is uncertain that the value will be recovered. Comparative figures for the financial year 1995 have been amended for this reason. The group equity as of December 31, 1995 has been decreased by the book value of the software development and production cost amounting to approximately NLG 2,130,000 and the results for 1995 have been increased by the amended amortization amounting to approximately NLG 302,000.


CONSOLIDATION

The consolidated financial statements include the financial statements of SQL Group B.V. and its subsidiaries SQL Products B.V. and SQL Systems B.V. and its majority participating interests, except SQL Systems Ltda, Brazil. That company will be sold or closed down in the very near future and has been excluded from consolidation because of the insignificance of its operations.

The consolidated financial statements have been prepared using the principles of valuation and determination of result as applied by the parent company.

The consolidated participations are:
                                                                       % of par-
                                                                      ticipation
                                                                            %

SQL Products B.V. at Rotterdam                                            100
SQL Products N.V. at Curacao                                              100
SQL Systems B.V. at Rotterdam                                             100
SQL Systems Participaties B.V. at Rotterdam                               100
SQL Systems Deutschland Software GmbH at Dusseldorf                       100
SQL Systems (UK) Ltd at Slough                                            100
SQL Rapier France Sarl at Sceaux                                          100
SQL Systems Inc. at Eden Prairie                                          100
Asystum Participations B.V. at Rotterdam                                   90
SQL Rapier France S.A. at Nanterre (in liquidation)                        90
Sirlog S.A. at Grenoble, France                                           100

PRINCIPLES FOR THE VALUATION OF ASSETS AND LIABILITIES AND FOR THE DETERMINATION OF RESULT


ASSETS AND LIABILITIES

Intangible fixed assets

The goodwill as of December 31, 1996 relates to the acquisition of Sirlog S.A. This goodwill is being amortized on a straight-line basis over five years. Intangible fixed assets also include purchased computer software licenses. The depreciation period is based on the estimated useful life of these assets, applied on a straight-line basis over a period which varies from three to five years.


Tangible fixed assets

The tangible fixed assets have been valued at cost less depreciation based on the estimated useful lives of the related assets. The depreciation has been applied on a straight-line basis and is based on the estimated useful life of the asset concerned, which varies from 3 to 10 years.


Receivables, cash and liabilities

The receivables, cash and liabilities have been included at nominal value taking into account a provision for doubtful accounts. Receivables, cash and liabilities denominated in foreign currencies have been translated applying the rates prevailing on the balance sheet date.


RESULT

Gross margin

The net sales are the revenues from supplies of goods and services to third parties, less any discounts and taxes levied on the sales.

The cost of sales comprises the royalties payable to third parties concerning licenses sold and the services of third parties, directly relating to sales.

The gross margin is determined as being the difference between the net sales and cost of sales for the financial year, applying the valuation principles as mentioned before.

Revenue recognition

The Company's revenue consists primarily of fees for product licenses, installation/implementation of the products, support, consultancy and projects. Revenue from product licenses is recognized upon shipment of the product and fulfillment of acceptance terms. After acceptance no significant vendor obligations remain. Revenue from installation/implementation and consultancy is recognized as services are provided. Revenue from support is recognized over the support period. Revenue from projects is recognized upon fulfillment of acceptance terms. Losses on transactions have been accounted for in the year in which these losses occurred.


Corporate income tax

In general the tax is calculated on the basis of the operating result before taxes.


NOTES TO SPECIFIC ITEMS OF THE CONSOLIDATED BALANCE SHEET AND THE
CONSOLIDATED STATEMENT OF EARNINGS AND OTHER NOTES


CONSOLIDATED BALANCE SHEET

Intangible fixed assets
                                                         cost of
                                            software     incorpo-
                                 goodwill   licenses      ration       total
                                      NLG        NLG         NLG         NLG

Book value as of,
December 31, 1995                  44,163     80,087       7,566     131,816
Exchange differences                3,989      7,280          13      11,282
Investments                     1,555,499    120,299           -   1,675,798
Amortization                     (307,401)  (109,422)     (7,579)   (424,402)
                                1,296,250     98,244           -   1,394,494
                                =========  =========   =========   =========

Tangible fixed assets

Other operating fixed assets
----------------------------

                                                                         NLG

Book value as of December 31, 1995                                 1,038,224
Exchange difference                                                   78,580
Investments                                                        1,115,008
Disposals                                                            (43,042)
Depreciation                                                        (865,693)
Book value as of December 31, 1996                                 1,323,077
                                                                  ==========


Receivables

Other receivables and prepayments
---------------------------------
Other receivables and prepayments include an amount of NLG 2,429,803 relating to 1996 sales to be invoiced for revenues related to shipped/installed and accepted products or services (1995: NLG 2,510,728).


Group (deficit) equity
The movements for 1996 of the group (deficit) equity are the following:

                  issued and
                     paid-up                 accumu-
                       share       share       lated   unallocated
                     capital     premium     deficit        result        total
                         NLG         NLG         NLG           NLG          NLG
Balance as of
December 31, 1995
                      59,524   6,890,476  (5,082,010)                 1,867,990
Exchange
difference
participations                               178,890                    178,890
Issue of shares        9,352   5,647,070                              5,656,422
Result 1996                                            (16,068,846) (16,068,846)
Balance as of
December 31,
1996                  68,876  12,537,546  (4,903,120)  (16,068,846)  (8,365,544)
                  ==========  ==========  ==========   ===========   ===========

The authorized share capital amounts to NLG 200,000, divided into 150,000 common shares and 50,000 cumulative preference shares, each of NLG 1 par value. In 1996 8,112 cumulative preference shares and 1,240 common shares were issued. The share premium paid on these shares amounted to NLG 5,647,070. In December 1996 all cumulative preference shares were converted into common shares. On December 11, 1996 779 common shares of NLG 1 have been repurchased by the company. The purchase price amounted to NLG nil.

The movements for 1995 of the shareholders' equity are the following:

                    issued and
                       paid up                  accumu-    un-
                         share       share       lated     allocated
                       capital     premium     deficit     result        total
                           NLG         NLG         NLG        NLG          NLG

Balance as of
December 31, 1994       48,000     992,000  (3,251,720)              (2,211,720)
Exchange difference
participations                                 (37,063)                 (37,063)
Issue of shares         11,524   5,898,476                            5,910,000
Result 1995                                             (1,793,227)  (1,793,227)
Balance as of
December 31, 1995   *)  59,524   6,890,476  (3,288,783)  (1,793,227)  1,867,990
                    =========== ==========  ==========   ==========  ==========


*)  All common shares.


Long-term liabilities (subordinated)

Loans
-----
                                                             1996        1995
                                                              NLG         NLG

Former shareholders                                    3,620,580     3,691,789
Kvaerner AM Limited                                      666,225             0
De Nationale Investeringsbank N.V.                     1,429,000             0
                                                       5,715,805     3,691,789
                                                      ==========    ==========

Former shareholders NLG 3,620,580:

                                                                          NLG

Balance as of December 31, 1995                                     3,691,789
Redeemed in 1996                                                       71,209
Balance as of December 31, 1996                                     3,620,580
                                                                   ==========

These loans have been partially repaid by the new shareholder Datastream Systems, Inc. in January 1997.

With respect to the repaid portion in 1997 Datastream Systems, Inc. will provide the company with a long-term subordinated loan. The former shareholder loans are subordinated to the claims of the ABN AMRO Bank under the credit facility.


Kvaerner AM Limited NLG 666,225:

The company intends to repay this loan in 1997. The parent company intends to furnish the necessary funding by way of a subordinated long-term loan. At December 31, 1996 the loan was secured by a floating charge over the assets of SQL Systems (UK) Ltd. The interest was payable at a rate of LIBOR (12 months) plus 1% and was scheduled to be repaid in half-year installments of NLG 75,000.

De Nationale Investeringsbank N.V. NLG 1,429,000:

The comapny repaid this loan in 1997. The parent company intends to furnish the necessary funding by way of a subordinated long-term loan. At December 31, 1996 the loan was repayable in half-year installments of NLG 357,000 and the following collateral had been given:

    first/second/third lien on receivables;
    first lien on shares SQL Products B.V. and SQL Products N.V.;
    first lien on intellectual ownership of software.


Long-term liabilities (unsubordinated)

Loans
-----                                                        1996         1995
                                                              NLG          NLG

Kvaerner AM Limited                                             -      933,750
Other loan                                                105,000      120,000
                                                          105,000    1,053,750
                                                       ==========   ==========

Other loan NLG 105,000:

Interest is payable at a rate of 6.5%.
The loan is repayable in yearly installments of NLG 15,000 per year (see current liabilities "Loans (current portion)").


Current liabilities

Due to banks
------------
SQL Systems B.V. and SQL Products B.V. jointly have the following credit facilities:

ABN AMRO Bank:
The ABN AMRO Bank has made available a credit line of NLG 500,000.

The following collateral has been given:

o first lien on the business furniture, fixtures and receivables;
o guarantee by shareholders, NLG 150,000 in total.

At December 31, 1996 nothing was borrowed under this facility.


Other creditors and accrued liabilities
---------------------------------------

Other creditors and accrued liabilities include an amount of NLG 2,085,794 (part beyond one year: NLG 210,026), relating to amounts invoiced in advance and deposits from customers (1995: NLG 1,345,979).


Contingent liabilities

Together with the acquisition of assets, liabilities and business activities from Sinorg S.A. in France, SQL Systems B.V. and Sinorg S.A. agreed that additional amounts of FF 100,000 (= approximately NLG 34,000) will be paid by SQL to Sinorg for every Sinorg client in excess of 35 (clients), which will migrate from the actual client base using GM, GP and PC (licenses with a value over FF 250,000 only) to R5 during four years after the agreement has become effective. The total amount due to this agreement will be limited to FF 2,000,000 (= approximately NLG 680,000). The four years period expires on February 29, 2000. So far no amounts have been paid.

Operating leases for offices and cars
-------------------------------------
The financial commitments relating to office rent and lease cars are as follows for 1997:

                                                      office rent  lease cars
                                                              NLG         NLG

Payments 1997 (approximately)                           1,200,000     750,000
                                                       ==========  ==========


CONSOLIDATED STATEMENT OF EARNINGS

The revenue in the different countries can be specified as follows:


                                                                            %

Austria                                                                   0.1
Belgium                                                                   0.5
Denmark                                                                   0.7
France                                                                   27.6
Germany                                                                   1.9
Greece                                                                    0.0
Israel                                                                    0.6
Italy                                                                     0.9
The Netherlands                                                          27.1
Poland                                                                    0.0
Portugal                                                                  0.7
Surinam                                                                   0.1
Sweden                                                                    4.0
UK                                                                       17.0
USA                                                                      18.1
Venezuela                                                                 0.7

Total                                                                   100.0
                                                                    =========

The revenue divided over categories is as follows:

                                                                            %

Product licenses                                                         26.3
Other licenses                                                            1.5
Projects                                                                  6.8
Consultancy                                                              23.8
Installation                                                             13.0
Support                                                                  25.0
Other                                                                     3.6

Total                                                                   100.0
                                                                    =========


Social security charges

This item can be broken down as follows:
                                                             1996         1995
                                                              NLG          NLG

Social security charges                                 1,497,759      913,683
Pension charges                                           843,491      371,017
                                                        2,341,250    1,284,700
                                                       ==========   ==========


Amortization/depreciation of intangible/tangible fixed assets

                                                             1996         1995
                                                              NLG          NLG

Intangible fixed assets                                   424,402      173,135
Tangible fixed assets                                     865,693      556,202
                                                        1,290,095      729,337
                                                       ==========   ==========


Interest expense and similar charges This item can be broken down as follows:

                                                             1996         1995
                                                              NLG          NLG

Interest charges for long-term liabilities                529,665      368,770
Other interest charges                                     52,197      114,774
                                                          581,862      483,544
                                                       ==========   ==========

Taxation:

As shown in the consolidated statement of earnings the loss before taxation for the year 1996 amounts to NLG 15,884,356. There is no possibility to carry back the losses to the past. In general, it will be possible to offset losses against future profits inside each taxing jurisdiction. Tax payable relates to taxable income in France.

At December 31, 1996 tax losses carried forward of approximately NLG 15 million existed relating to the Netherlands, Germany, the UK and the USA. The majority of these losses have been realized in the Netherlands and have no expiration date.


OTHER NOTES

Number of personnel:

In the financial year 1996 on average 166 persons were employed (1995: 134).


Remuneration of directors and supervisory board:

The remuneration of directors for the financial year amounted to NLG 1,151,698. A total of NLG 40,000 was paid as remuneration to the supervisory board.

PARENT COMPANY BALANCE SHEET AS OF DECEMBER 31, 1996
(before allocation of result)



                                         1996                       1995
                                          NLG                        NLG

FIXED ASSETS
Financial fixed assets:
Participations in group
  companies                      3,176,933                 3,317,939
Loans to group companies                 0                 2,105,339
                                            3,176,933                 5,423,278

CURRENT ASSETS
Receivables:
Group companies                               136,501                   136,501
                                            3,313,434                 5,559,779
                                           ==========                ==========

STOCKHOLDERS' EQUITY
Issued and paid-up
share capital                       68,876                    59,524
Share premium                   12,537,546                 6,890,476
Accumulated deficit             (4,903,120)                 (956,627)
Unallocated result             (16,068,846)               (4,125,383)
                                           (8,365,544)                1,867,990

PROVISION FOR DEFICIT OF
GROUP COMPANY                               5,558,398                         0

LONG-TERM LIABILITIES
(SUBORDINATED)
Loans                                       5,049,580                 3,691,789

CURRENT LIABILITIES
Loans (current portion)                     1,071,000                         0
                                            3,313,434                 5,559,779
                                           ==========               ===========

PARENT COMPANY STATEMENT OF EARNINGS FOR 1996



                                                              1996         1995
                                                               NLG          NLG

Result of participating interests after taxes         (16,012,282)  (1,665,514)
Other income less expenses after taxes                    (56,564)    (127,713)
RESULT AFTER TAXES                                    (16,068,846)  (1,793,227)
                                                       ==========   ==========

NOTES TO THE PARENT COMPANY BALANCE SHEET


Reference is made to the notes to the consolidated balance sheet for any items which are not further detailed.


Financial fixed assets

Participations in group companies
---------------------------------

                                                                          NLG

Book value as of December 31, 1995                                  3,317,939
Exchange difference                                                   178,890

Result 1996                                          (16,012,282)
Transferred to loans and provision                    15,692,386
                                                                     (319,896)
Book value as of December 31, 1996                                  3,176,933
                                                                   ==========


SQL Group B.V. wholly owns the issued share capital of:

                                                                    net equity
                                                         nominal   value as of
                                                         capital   31 December
                                                             NLG          NLG

SQL Systems B.V. in Rotterdam                             57,143  (21,012,551)
SQL Products B.V. in Rotterdam                            57,143    3,176,933


Provision for deficit of group company:

The negative net equity value of SQL Systems B.V. amounts to NLG (21,012,551). An amount of NLG 15,454,153 has been allocated as a provision on loans to group companies. The remainder, amounting to NLG 5,558,398 has been recorded as a provision.

Loans to group companies
                                                             1996         1995
                                                              NLG          NLG

Nominal value                                          15,454,133    7,425,505
Less: provision for equity deficit                     15,454,133    5,320,166
Balance as of December 31, 1996                                 0    2,105,339
                                                       ==========   ==========


Commitments:
The company forms a fiscal unity with SQL Systems B.V. and SQL Products B.V. for corporate income tax.
Joint and several liability exists with respect to the fiscal unity's tax liabilities.


Rotterdam, 28 February 1997


Corporate executive board



J. Sterling              L. Blackwell           D.H. Christie
CEO SQL Systems B.V.     CEO Datastream         CFO Datastream Systems, Inc.
                         Systems, Inc.          and subsidiaries
                         and subsidiaries

ADDITIONAL INFORMATION



ALLOCATION OF RESULT

Statutory stipulation concerning allocation of result:

By virtue of article 24, any profit allocation is determined by the general meeting of shareholders.


Proposed allocation of result:

It is proposed to add the loss of NLG 16,068,846 to the accumulated deficit. The proposed allocation of result has not been included in the financial statements.

SQL GROUP B.V.

                                                          N/431575/700306/cf








Date                               Reference
3 March, 1997                      L. Saarloos           Page 20


AUDITORS' REPORT

Introduction:

We have audited the financial statements 1996 of SQL Group B.V. at Rotterdam, including the consolidated financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Scope:

We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

Opinion:

In our opinion, the financial statements of SQL Group B.V. give a true and fair view of the financial position of the company as of December 31, 1996 and of the result for the year then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the legal requirements for financial statements as included in Part 9, Book 2 of the Netherlands Civil Code.

Deloitte & Touche Registeraccountants

SQL GROUP B.V.

                                                          N/431575/700306/cf
UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)


a)  Basis of Presentation

The accompanying financial statements are presented using Netherlands generally accepted accounting principles (GAAP) and are denominated in Netherlands guilders. The exchange rate at December 31, 1996 was 1.745. The functional currency of the company's foreign subsidiaries is the applicable local currency. Inclusion of separate parent company financial statements as a component of the basic financial statements is a requirement under Netherlands GAAP. No similar requirement exists under US GAAP.


b)  Scope of Consolidation and Related Party Transactions

The Netherlands GAAP financial statements include the financial statements of SQL Group B.V. and its subsidiaries SQL Products B.V. and SQL Systems B.V. and its majority participating interests, except SQL Systems Ltda, Brazil. That company will be sold or closed down in the very near future and has been excluded from consolidation. Under both Netherlands GAAP and US GAAP this investment has been valued at fair market value. SQL Systems Ltda does not have any significant activities and the company is immaterial for the consolidated financial statements of SQL Group B.V.

c)  Pension plans

SQL Group B.V. and its subsidiaries are contributing to pension plans that are defined contribution plans under US GAAP and accordingly no future liabilities have to be recognized under FAS 87.

d)  Income taxes

Under Netherlands GAAP the company is not required to record a deferred tax asset. No reconciling item for US GAAP exists as the valuation allowance will equal the amount of the deferred tax asset.

e)  Fair value of financial instruments

The carrying amount of cash, accounts receivable, long-term debts and accounts payable approximates fair value.

SQL GROUP B.V.                                                        Page 3

                                                          N/431575/700306/cf

f)  Use of estimates

The preparation of the company's consolidated financial statements requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates and the reported amount of revenue and expense during the reported periods. Actual results may vary from such estimates.

g)  Impairment

In the year ended December 31, 1996, the company adopted US FAS No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" for purposes of applying US GAAP. This standard adopts an approach for the evaluation of possible impairment for long-lived assets. Where specific circumstances or events suggest that the net book value of such assets to be held and used will not be recovered in future operating activities (or, through disposal value it the intention is to dispose of the asset) the need to record an impairment loss is considered by estimating future undiscounted cash flows from the asset. In circumstances where such future estimated cash flows are less than the carrying value of the asset, impairment is recorded to reduce the asset to fair value, generally using discounted future cash flows estimates.

Application of this accounting standard in 1996 resulted in recording impairment under US GAAP for the remaining book value of software development costs, which did not differ from the result obtained when applying Netherlands GAAP.

h)  Netherlands GAAP - US GAAP reconciliation

Since no significant differences exist between Netherlands GAAP as applied by SQL Group B.V. and US GAAP, income in accordance with US GAAP equals income under Netherlands GAAP, amounting to NLG 16,068,846 (loss).

Cash flow data is not required to be prepared under Netherlands GAAP. The accompanying statements of cash flows have been prepared in accordance with US GAAP.










CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1996 AND 1995

                                                           1996         1995
                                                            NLG          NLG

Net cash flows from operating activities             (6,135,535)  (4,235,755)
Net cash flows from investing activities             (2,747,764)  (2,000,807)
Net cash flows from financing activities              8,095,413    7,430,249
Net (decrease) increase in cash                        (787,886)   1,193,687
Cash and cash equivalents at beginning of period      1,784,589      590,902
Cash and cash equivalents at end of period              996,703    1,784,589
                                                     ==========   ==========

i)  Leases

As Lessee:

The company leases office space, automobiles and equipment under agreements which have been classified as operating leases for financial reporting purposes.

Future minimum lease payments under non-cancellable leases expiring at various dates through 2001 are as follows:


                                                                          NLG

1997                                                                1,506,787
1998                                                                  625,017
1999                                                                  357,601
2000                                                                  163,999
2001                                                                  163,904
Total                                                               2,817,308
                                                                   ==========

j)  Business and credit concentrations

SQL Group B.V.'s product, R5, is a computerized maintenance management software client/server system. R5 is written in Oracle Developer/2000 for Oracle databases. While there is currently no concern about the continuity of Oracle/Oracle databases, any changes in the continuing existence of Oracle Corporation or its product could affect SQL's performance.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


      (b)  Pro Forma Financial Information.

     On December 31, 1996, the Company consummated the acquisition of all of the capital stock and equity interests of SQL Group, B.V. The Company subsequently filed a Form 8-K reporting such acquisition. Pursuant to Instruction (4) to
Item 7 of Form 8-K, the Registrant omitted certain required pro forma financial statements. The following financial statements are now being filed:

SQL Systems Group, B.V.
                                                                        page

Pro Forma Combined Balance Sheet as of September 30. 1996                 29
Pro Forma Combined Statement of Operations
     for the year ended December 31, 1995                                 30
Pro Forma Combined Statement of Operations for the
     nine months ended September 30, 1996                                 31
Notes to Pro Forma Combined Financial Statements                       32-33

                         Pro Forma Financial Information

On December 31, 1996, Datastream Systems, Inc. (the "Company") consummated the acquisition of all of the capital stock and equity interests of SQL Group, B.V., a corporation organized and existing under the laws of The Netherlands ("SQL"). Founded in 1988, SQL is a leading vendor of computerized maintenance management software in Europe. SQL developed and markets an Oracle-based client/server maintenance management system with cross-platform capability that is available in twelve languages. As consideration for the acquisition and pursuant to the Share Purchase Agreement dated as of December 15, 1996 by and among the Company, SQL and the stockholders of SQL (the "SQL Stockholders"), Datastream paid the SQL Stockholders USD $17 million in cash and USD $17 million (751,381) shares of the Common Stock of the Company, which consideration was determined as a result of arm's length negotiations between the two unaffiliated parties. The Company used funds from its initial public offering in 1995 and its secondary offering in October 1996 to fund the acquisition. The acquisition of SQL was accounted for under the purchase method of accounting.

The pro forma combined balance sheet reflects the acquisition of all of the capital stock of SQL by the Company as if such transaction occurred on September 30, 1996.

The pro forma combined statements of operations reflect the above transaction as if it had been completed as of the beginning of the respective periods and take into account the following pro forma adjustments for items directly attributable to the transactions: (i) the amortization of goodwill and other intangibles recorded in the above transactions, (ii) the reduction of interest income resulting from the use of cash previously invested required to complete the above transactions, and (iii) the tax effect of the proforma adjustments. The pro forma condensed combined statements of operations do not include the effect of any nonrecurring charges directly attributable to the acquisition, such as the write off of in process research and development.

The pro forma financial information does not purport to represent what the Company's results of operations or financial position would actually have been had the acquisition actually occurred on the dates set forth above or to project the Company's results of operations for any future period.

The unaudited pro forma financial information should be read in connection with the following: (i) the accompanying notes; (ii) the historical financial statements and notes thereto of Datastream Systems, Inc. contained in its Form 10-K for the year ended December 31, 1995; (iii) the historical financial statements and notes thereto of Datastream Systems, Inc. contained in its Report 10-Q for the third quarter ended September 30, 1996, and (iv) the accompanying historical financial statements and notes thereto of SQL Group B.V. which are being filed herewith.

                            DATASTREAM SYSTEMS, INC.

                        Pro Forma Combined Balance Sheet

                                September 30, 1996
                                   (unaudited)



                      Datastream   SQL Group,  Pro forma
                   Systems, Inc.      B.V.(1)  Adjustments(1)  Pro forma
                    -------------  ----------  --------------  ---------

(In thousands)

Current assets:
    Cash                $  3,176    $    422    $      -    $  3,598
    Accounts receivable    6,535       4,057      (3,685)      6,907
    Interest receivable      157           -           -         157
    Inventory                261           -           -         261
    Prepaid expenses
      and other assets       657       3,392           -       4,049
                        --------    --------    --------    --------
                          10,786       7,871      (3,685)     14,972

Investments held
       to maturity        37,092           -     (17,000)     20,092
Fixed Assets               7,650         965        (152)      8,463
Goodwill                       -         743       1,856       2,589
Capitalized Software       2,237           -       1,000       3,237
Other Intangibles              -          57       5,569       5,626
                        --------    --------    --------   ---------

                          57,765       9,636     (12,422)     54,979
                        ========    ========    ========    ========

Current liabilities:
    Accounts payable    $    565    $  2,844    $      -    $  3,409
    Accrued expenses         351       1,709       2,382       4,442
    Taxes payable            984         908           -       1,892
    Deferred revenue       3,469         726           -       4,195
    Current portion of
      long term debt          20           -           -          20
                        --------    --------    --------    --------
                           5,389       6,187       2,382      13,958

Long term debt                 6       5,381       2,864       8,251
Deferred income
  tax payable                478           -           -         478
                         -------     -------     -------     -------
                           5,873      11,568       5,246      22,687

Commitments

Stockholders equity:
    Preferred stock            -           -           -           -
    Common stock              85          35         (35)         91
                                                       6
    Additional paid
      in capital          41,576       4,088      (4,088)     55,570
                                                  13,994
    Retained earnings     10,231      (6,055)      6,055     (23,369)
                                                 (33,600)
                        --------    --------    --------    --------

                        $ 57,765    $  9,636    $(12,422)   $ 54,979
                        ========    ========    =========   ========


See accompanying notes to pro forma combined financial statements

                            DATASTREAM SYSTEMS, INC.

                   Pro Forma Combined Statement of Operations

                           Year ended December 31, 1995
                                   (unaudited)


                      Datastream   SQL Group,   Pro forma
                    Systems, Inc.     B.V.(3)   Adjustments   Pro forma
                    -------------  ----------   -----------   ---------

(In thousands,
except per share data)

Revenues:
    Product             $  9,343    $  6,162    $      -      $ 15,505
    Services               6,660       6,078           -        12,738
    Support                4,343       2,713           -         7,056
                        --------    --------    --------      --------
                          20,346      14,953           -        35,299

Operating costs
  and Expenses:
    Cost of Product
      Revenues             1,136         917           -        2,053
    Cost of Service and
      Support Revenues     4,082       4,891           -        8,973
    Sales, General and
      Administrative       9,216       9,381           -       18,597
    Amortization               -           -       1,115 (4)    1,115
                        --------    --------    --------     --------
                          14,434      15,189       1,115       30,738
                        --------    --------    --------     --------

Operating Income           5,912        (236)     (1,115)       4,561

Other Income (Expenses)    1,176        (262)       (531) (5)     383
                        --------    --------    --------     --------

Income before tax          7,088        (498)     (1,646)       4,944
Provision for
  income taxes             2,742         144        (634) (6)   2,252
                        --------     -------    --------     --------

Net income (loss)      $   4,346    $   (642)   $ (1,012)   $   2,692
                      ==========  ==========  ==========   ==========

Net income per share    $    .61                             $    .38
                        ========                             ========

Weighted average
  shares outstanding   7,182,878                            7,934,259 (7)
                       =========                            =========


See accompanying notes to pro forma combined financial statements

                            DATASTREAM SYSTEMS, INC.

                   Pro Forma Combined Statement of Operations

                       Nine months ended September 30, 1996
                                   (unaudited)


                      Datastream   SQL Group,  Pro forma       Company
                    Systems, Inc.        B.V.  Adjustments   Pro forma

(In thousands,
except per share data)

Revenues:
    Product             $  9,983    $  3,588    $      -     $ 13,571
    Services               8,372       5,186           -       13,558
    Support                4,515       2,991           -        7,506
                        --------    --------    --------     --------
                          22,870      11,765           -       34,635

Operating costs and Expenses:
    Cost of Product
      Revenues             1,328          68           -       1,396
    Cost of Service and
      Support Revenues     5,118       6,679           -      11,797
    Sales, General and
      Administrative      10,007       7,523           -      17,530
    Amortization               -           -         833 (4)     833
                        --------    --------    --------    --------
                          16,453      14,270         833      31,556
                        --------    --------    --------    --------

Operating Income           6,417     (2,505)        (833)      3,079

Other Income (Expenses)    1,747       (221)        (801) (5)    725
                        --------    --------    --------    --------

Income before tax          8,164     (2,726)      (1,634)      3,804
Provision for
  income taxes             3,145          -         (629) (6)  2,516
                        --------    --------    --------    --------

Net income (loss)       $  5,019  $  (2,726)    $ (1,005)   $  1,288
                      ==========  ==========  ==========  ==========

Net income per share    $    .57                            $    .13
                        ========                            ========

Weighted average
  shares outstanding   8,850,754                           9,670,886 (7)
                       =========                           =========


See accompanying notes to pro forma combined financial statements

                            DATASTREAM SYSTEMS, INC.

               Notes to Pro Forma Combined Financial Statements
                                  (unaudited)


(1) The SQL Group, B.V. balance sheet as of September 30, 1996 is denominated in US dollars. Amounts were converted from Netherlands guilders at the exchange rate at September 30, 1996. The SQL Group, B.V. balance sheet was prepared using Netherlands generally accepted accounting principles (GAAP). No significant differences exist between Netherlands GAAP as applied by SQL Group, B.V. and US GAAP.

(2) Reflects the consummation of the acquisition for $34 million, consisting of $17 million in cash, which was recorded as a use of cash previously invested, and $17 million (751,381 shares) in equity. A reserve against the purchase price of $3 million (150,276 shares) has been recorded as a reduction in common stock and paid in capital for items within the terms of the escrow agreement entered into in connection with the acquisition.

The acquisition will be accounted for under the purchase method of accounting and accordingly the assets and liabilities will be recorded at their fair value. The purchase price allocation is not complete and adjustments may be made to the amounts allocated and or useful lives. The estimated allocation of the purchase price, including the write off of in process research and development is as follows (in thousands):

                            Historical Value         Fair             Pro Forma
                              of net assets          Value            net assets
                                 acquired         Adjustments         acquired

Cash                          $    422            $      -            $    422
Receivables                      4,057              (3,685)                372
Other Current Assets             3,392                   -               3,392
Fixed Assets                       965                (152)                813
Goodwill                           743               1,846               2,589
Capitalized Software                 -               1,000               1,000
Other Intangibles                   57               5,569               5,626
                              --------            --------            --------
     Total Assets                9,636               4,578              14,214

Total Current Liabilities        6,187               2,382               8,569
Long Term Debt                   5,381               2,864               8,245
                              --------            --------            --------
     Total Liabilities          11,568               5,246              16,814

Common Stock                        35                 (35)                  -
Additional Paid In Capital       4,088              (4,088)                  -
Retained Earnings               (6,055)              6,055                   -
In process research and
  development charge                 -             (33,600)            (33,600)
                              --------            --------            --------
Total Equity                    (1,932)            (31,668)            (33,600)

Total                         $      -            $ 31,000            $ 31,000
                              ========            ========            ========

                            DATASTREAM SYSTEMS, INC.

               Notes to Pro Forma Combined Financial Statements
                                  (unaudited)


(3) The SQL Group B.V. statements of operation are denominated in US dollars. Amounts were converted from Netherlands guilders at period end exchange rates at December 31, 1995 and September 30, 1996 which do not differ significantly from the average period rates. The SQL Group, B.V. statements of operations were prepared using Netherlands generally accepted accounting principles (GAAP). No significant differences exist between Netherlands GAAP as applied by SQL Group, B.V. and US GAAP.


                                                   Year     Nine Months
                                                   Ended       Ended
                                             December 31,   September 30,
                                                   1995        1996


Adjustments to combined statements of operations:

(4)   Amortization of goodwill
        (over a 7 year period-
        see note (2))                           $   374     $   277
      Amortization of other intangibles
        (over 5 - 12 year period-
        see note (2))                               741         556
                                                -------     -------
                                                $ 1,115     $   833
                                                =======     =======

(5)  Reduction in interest income due to
        use of cash previously invested         $   531     $   801
                                                =======     =======

(6)  Adjustments to the provision for
        income taxes (at an assumed
        rate of  38.5%)                         $   634     $   629
                                                =======     =======

(7)  Pro forma weighted average shares
        outstanding:

          Historical weighted average
            shares outstanding                7,182,878   8,919,505
          Shares issued in acquisition          751,381     751,381

     Pro forma weighted average shares        7,934,259   9,670,886

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


      (c)  Exhibits.

           The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No. Description of Exhibit

    2.1* Share Purchase Agreement dated as of December 15, 1996 by and among Datastream Systems, Inc., SQL Group, B.V. and the stockholders of SQL Group, B.V. listed on the signature pages thereto.

    4.1* Escrow Agreement dated as of December 31, 1996 by and among Datastream Systems, Inc., the stockholders of SQL Group, B.V. listed on the signature pages thereto and Robert J.J. Lijdsman, as Escrow Agent.

    4.2* Registration Rights Agreement dated as of December 31, 1996 by and among Datastream Systems, Inc., the stockholders of SQL Group, B.V. listed on the signature pages thereto and Residentie Participaties III CV, in its capacity as the SQL Stockholders' Representative.


* These exhibits were previously filed with the Form 8-K which this filing amends.

                            SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    DATASTREAM SYSTEMS, INC.



Date: 03/13/97                      /s/ Larry G. Blackwell, Ph.D., P.E.
                                    -----------------------------------
                                    Larry G. Blackwell, Ph.D., P.E.
                                    President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit No. Description of Exhibit

    2.1* Share Purchase Agreement dated as of December 15, 1996 by and among Datastream Systems, Inc., SQL Group, B.V. and the stockholders of SQL Group, B.V. listed on the signature pages thereto.

    4.1* Escrow Agreement dated as of December 31, 1996 by and among Datastream Systems, Inc., the stockholders of SQL Group, B.V. listed on the signature pages thereto and Robert J.J.Lijdsman, as Escrow Agent.

    4.2* Registration Rights Agreement dated as of December 31, 1996 by and among Datastream Systems, Inc., the stockholders of SQL Group, B.V. listed on the signature pages thereto and Residentie Participaties III CV, in its capacity as the SQL Stockholders' Representative.


* These exhibits were previously filed with the Form 8-K which this filing amends.